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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Pure Resources, Inc.

     We consent to the inclusion of our report dated February 1, 2000, with respect to the consolidated balance sheets of Titan Exploration, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the Form 8-K of Pure Resources, Inc. dated June 9, 2000.


                                            KPMG LLP


Midland, Texas
June 9, 2000